Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 of our report dated October 8, 2020, relating to the balance sheet of Forest Road Acquisition Corp. as of October 1, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 24, 2020 (inception) through October 1, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 19, 2020